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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-12487 pertaining to the 1996 Employee Stock Purchase Plan of Geron Corporation, the 1992 Stock Option Plan of Geron Corporation and the 1996 Directors' Stock Option Plan of Geron Corporation of our report dated February 21, 1997, with respect to the financial statements of Geron Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 20, 1997